                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT

         This Second Amendment to Credit Agreement (this "Amendment") is entered into as of August 10, 2000, by and between IMPERIAL BANK, a California banking corporation ("Bank") on the one hand, and Monterey Pasta Company, a Delaware corporation ("Borrower") on the other hand.

                                    RECITALS

         WHEREAS, Borrower and Bank are parties to that certain Credit Agreement, dated as of August 2, 1999, as amended by that certain First Amendment to Credit Agreement between Borrower and Bank, dated as of January 5, 2000 (and as otherwise amended, modified, revised, supplemented or restated from time to time, the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions of this Amendment.

         NOW, THEREFORE, the parties agree as follows:

1. Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

         "1.01(a) REVOLVING CREDIT COMMITMENT.

         (a) REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Revolving Loans") to Borrower, for working capital requirements of Borrower, in an amount not to exceed $1,500,000 (the "Revolving Line of Credit") until AUGUST 9, 2001 (the "Revolving Line of Credit Maturity Date"). Revolving Loans may be repaid and reborrowed, provided that all outstanding principal and accrued interest on the Revolving Loans shall be payable in full on the Revolving Credit Maturity Date."

2. New Sections 1.07 and 1.08 are hereby inserted in the Agreement immediately following existing Section 1.06 thereof to read in their entireties as follows:

         "1.07    SHORT TERM NON-REVOLVING COMMITMENT.

         (a) NON-REVOLVING LOAN. Subject to the terms and conditions of this Agreement, provided that no event of default then has occurred and is continuing, Bank shall, upon Borrower's request make advances ("Non-Revolving Loans") to Borrower, for capital expenditures or acquisitions approved, in writing by Bank, in an amount not to exceed $8,500,000 (the "Non-Revolving Note") until AUGUST 9, 2001 (the "Non-Revolving Note Maturity Date").


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         (b) NON-REVOLVING NOTE. The interest rate, principal and interest payments, maturity date and certain other terms of the Non-Revolving Loan will be contained in a promissory note dated the date of this agreement, as such may be amended or replaced from time to time."

1.08     APPLICABLE MARGIN; INTEREST COMPUTATION; LIBOR ADDENDUM'S; DEFAULT
         RATE.

         a) The applicable Prime Margin or LIBOR Margin as referenced in the Revolving Note and the Non-Revolving Note shall be determined based on the ratio of Debt to Tangible Net Worth as set forth below:

------------------------------------------ ---------------------------------- ----------------------------------
           LEVERAGE (DEBT/TNW)                     (i) Prime Margin                         (ii) LIBOR Margin
------------------------------------------ ---------------------------------- ----------------------------------
Less than 0.50:1                                           0                                      185 b.p.
------------------------------------------ ---------------------------------- ----------------------------------
Greater than 0.51:1, but                                   0                                      210 b.p.
 Less than 0.75:1
------------------------------------------ ---------------------------------- ----------------------------------
Greater than 0.76:1                                        0                                      235 b.p.
------------------------------------------ ---------------------------------- ----------------------------------

The Bank will determine the applicable LIBOR Margin for each calendar fiscal quarter on the forty-fifth (45th) day ("Margin Determination Date") following the last day of each quarter of the immediately preceding fiscal quarter by reference to the Compliance Certificate delivered to the Bank by the Borrower pursuant to Section 4.5(d) of this Agreement with respect to the immediately preceding calendar fiscal quarter beginning with the quarter ending September 30, 2000. Based on such determination, the applicable LIBOR Margin shall be increased, decreased or remain the same on the Margin Determination Date and remain in effect until the following Margin Determination Date. Failure to deliver the Compliance Certificate within the required time shall cause the highest Applicable Margin to be charged until such Compliance Certificate is received by the Bank.

The applicable LIBOR Margin in effect as of August 10, 2000, will be Two Hundred Percent (200%).

                  (b) Interest on all Credits shall be computed on the basis of the actual days during which the principal balance is outstanding, divided by 360, which shall for interest computation purposes be considered one year. Interest on each Credit shall be due and payable in accordance with the LIBOR Addendums attached to the Revolving Note and the Term Note until payment in full of all amounts due hereunder, and shall be payable in accordance with the provisions of Section 1.08 herein.

                  (c) The LIBOR Addenda attached to the Revolving Note and the Term Note shall set forth additional terms relating to Prime Rate and LIBOR Rate loans.

                  (d) Upon the occurrence and during the continuance of an Event of Default hereunder the interest rate on each Credit shall be five percent per year in excess of the rate otherwise applicable.

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3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

4. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

     (a)  this Amendment, duly executed by Borrower;

     (b) if requested by Bank, Bank shall have received a certified copy of the resolutions of Borrower's board of directors authorizing the execution and delivery of this Amendment and the execution and delivery of such other documents, instruments and agreements as Bank shall reasonably request; and

     (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


MONTEREY PASTA COMPANY                       IMPERIAL BANK,
a Delaware corporation                       a California banking corporation


By:                                          By:
   -------------------------------              -------------------------------
        R. Lance Hewitt                             Brian C. Santos
Title:  CEO                                  Title: Senior Vice President

By:
     -----------------------------
         Stephen Brinkman
Title:   CFO/Secretary